SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): May 25, 2007

                            Timberland Bancorp, Inc.
            (Exact name of registrant as specified in its charter)

       Washington                  0-23333                91-1863696
       ----------                  -------                ----------
State or other jurisdiction      Commission             (I.R.S. Employer
Of incorporation                 File Number            Identification No.)


624 Simpson Avenue, Hoquiam, Washington                      98550
--------------------------------------------                 -----
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events
----------------------

   On May 25, 2007, Timberland Bancorp, Inc. issued a press release announcing that its Board of Directors has authorized the repurchase of up to 5% of the Company's outstanding shares, or 178,475 shares. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

       (c)    Exhibits

       99.1   Press Release of Timberland Bancorp, Inc. dated May 25, 2007

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                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              TIMBERLAND BANCORP,INC.


DATE:  May 25, 2007           By: /s/Dean J. Brydon
                                  ---------------------------
                                  Dean J. Brydon
                                  Chief Financial Officer

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                                 Exhibit 99.1

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  PRESS RELEASE: FOR IMMEDIATE PUBLICATION
  ----------------------------------------
  For further information contact: Michael Sand, President & CEO
                                   Dean Brydon, Chief Financial Officer
                                   At (360) 533-4747

                Timberland Bancorp, Inc. Announces Authorization
                            To Repurchase Stock

   Hoquiam, WA. - May 25, 2007 - Timberland Bancorp, Inc. (NASDAQ: TSBK) announced today that its Board of Directors has authorized the repurchase of up to 5% of the Company's outstanding shares, or 178,475 shares. The repurchase authorization is the 15th buyback Timberland has initiated.

   Cumulatively, Timberland has repurchased 3.7 million shares or 56% of the
6.6 million shares that were issued in its initial public offering in January 1998 at an average price of $17.29 per share. Timberland also paid an $0.18 per share dividend this quarter, which represented its 37th consecutive quarterly cash dividend.

   "Our capital management program is designed to maximize value for our shareholders while maintaining a solid foundation for growth," said Michael Sand, President. "Stock buybacks and cash dividends complement the success of our bankers in growing our franchise."

   On April 24th, Timberland reported that loan portfolio growth and a strong net interest margin contributed to solid fiscal second quarter 2007 results. Net income for the quarter ended March 31, 2007 totaled $1.92 million, or $0.54 per diluted share compared to net income of $1.95 million, or $0.53 per diluted share, for the quarter ended March 31, 2006.

   The number of shares authorized to repurchase will be adjusted to take into account the Company's previously announced two-for-one stock split in the form
of a 100% stock dividend which will be payable on June 5, 2007.   Share
repurchases will commence on May 31, 2007, subject to market conditions.

   As in the past, shares will be repurchased through open market or negotiated transactions, although unsolicited negotiated transactions or other types of repurchases

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are possible.  No shares will be repurchased directly from directors or officers of the Company and its financial institution subsidiary, Timberland
Bank.

   The purchase price to be paid for the shares repurchased in the open market will not exceed the higher of the last reported independent sale price or the highest independent bid quotation reported on the Nasdaq Global Market System. The number of shares to be repurchased in the open market during any day generally will not exceed 25% of the average daily trading volume of the common stock over the preceding four weeks except for block purchases.

   Timberland Bancorp, Inc. is the holding company for Timberland Bank, which operates 21 full service offices in Grays Harbor, Thurston, Pierce, King, Kitsap, and Lewis Counties of Washington State.


Disclaimer
----------
This release contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.

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